SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 20, 2009

Intelligroup, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5 Independence Way, Suite 220 Princeton, NJ	08540
(Address of Principal Executive Offices)	(Zip Code)

(646) 810-7400
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). Compensatory Arrangements for Certain Officers.

On July 20, 2009, Intelligroup, Inc. (the “Company”) and its Chief Executive Officer, Vikram Gulati, entered into an amendment (the “Amendment No. 5”) to the Employment Agreement dated June 30, 2005, as amended (the "Employment Agreement") by and between the Company and Mr. Gulati. The Amendment No. 5 extends the term of the Employment Agreement for an additional year. All other terms and conditions remain in full force and effect.

The foregoing description of the Amendment No. 5 is intended to be a summary and is qualified in its entirety by reference to such agreement, which is attached as Exhibit 10.1 and incorporated by reference as if fully set forth herein.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 – Amendment No. 5 to Employment Agreement dated June 30, 2005, as amended, between Intelligroup, Inc. and Vikram Gulati.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai
Name:	Alok Bajpai
Title:	CFO, Secretary and Treasurer

Date: July 21, 2009